SUCCESSFACTORS, INC.

POWER OF ATTORNEY

October 7, 2007

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and and appoints Bruce C. Felt, Jr. and Julian K. Ong, and each of them, his true and lawful lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a representative of SuccessFactors, Inc. (the "Company"), any and all Form 3, 4 or 5 reports required to be filed by the undersigned in accordance with section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder with respect to transactions in securities of SuccessFactors, Inc.;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to compelte and exchange and such Form 3, 4 or 5 reports and timely file such report with the U.S. Securities and Exchange Commission, any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in fact may approve in his discretion

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite,necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitite or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned's responsibilities to comply with Section 16 of the Exchange Act

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 or 5 reports with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first written above

/s/ Douglas J. Burgum
Signature
Douglas J. Burgum
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